Exhibit 3.50

BYLAWS

OF

WESTERN PCS I IOWA CORPORATION

ARTICLE I

OFFICES

Section 1.  The registered office of the corporation in the State of Delaware shall be at 1013 Centre Road, in the city of Wilmington, County of New Castle. The registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.

Section 2.  The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 1. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

Section 2. Annual Meetings:  The annual meeting of the stockholders shall be held on the second Tuesday of June in each year if not a legal holiday, and if a legal holiday, then on the next business day following at ten o’clock a.m., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

Section 3. Election of Directors:  Elections of the directors of the corporation shall be by written ballot.

Section 4.  Cumulative Voting:  Every shareholder entitled to a vote at an election of Directors shall have the right to vote the number of shares standing of record in such shareholder’s name for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or to cumulate such vote by giving one candidate as many votes as shall be equal to the number of such Directors, multiplied by the number of shares of such shareholder, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the Directors starts, such shareholder’s intention to so vote cumulatively and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one or more than four hours, as he shall determine, or for such other period of time as is unanimously then agreed upon.

Section 5.  Special Meetings:  Special Meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

Section 6.  Quorum:  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7.  Proxies:  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 8.  Notice of Meetings:  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.

Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 9.  Unanimous Written Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a unanimous consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock.

Section 10.  List of Stockholders:  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholder, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE IV

DIRECTORS

Section 1. General:   The business and affairs of this corporation shall be managed by its Board of Directors, three in number. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his or her successor shall be elected and shall qualify or until his or her earlier resignation or removal.

Section 2.  Regular Meetings:  Regular meetings of the Board shall be held with ten (10) days prior notice at such time and place as shall be determined by the Board. The Board may hold its meetings within or without the state of Delaware.

Section 3. Special Meetings:  Special meetings of the Board may be called by the President on two (2) days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

Section 4. Quorum:  A majority of the total number of directors shall constitute a quorum for the transaction of business.

Section 5. Written Consent in Lieu of Meeting:  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 6.  Conference Telephone: One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 7. Compensation:  Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 8. Removal:  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he or she is a part.

ARTICLE V

OFFICERS

Section 1.  The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Controller. The Board of Directors may also choose a Chairman, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 2.  Salaries:  Salaries of the officers and agents of the corporation shall be fixed by the Board of Directors.

Section 3. Term of Office:  The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

Section 4. President:  The President shall preside at all meetings of the stockholders and directors; he or she shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He or she shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation. He or she shall be an EX-OFFICIO member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

Section 5.  Secretary:  The secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 6. Controller:  The Controller shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the monies of the corporation in a separate account to the credit of the corporation. He or she shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Controller and of the financial condition of the corporation.

ARTICLE VI

VACANCIES

Section 1.   Vacancies by death, resignation, removal, or otherwise.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.

Section 2.  Resignations Effective at Future Date:   When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE VII

CORPORATE RECORDS

Section 1.  Any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

ARTICLE VIII

STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1.  The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President, Chief Executive Officer or any Vice President and Secretary or Assistant Secretary.

Section 2.  Transfers:  Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificates or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with the law.

Section 3.  Lost Certificate:  The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.  Record Date:  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.  Dividends:  The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 6.  Reserves:  Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX

MISCELLANEOUS PROVISION

Section 1.  Checks:  All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2.  Fiscal Year:  The fiscal year shall end on December 31.

Section 3.  Notice:  Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his or her address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

Section 4.  Waiver of Notice:  Whenever any written notice is required by statute, or by the certificate or by the Bylaws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5.  Disallowed Compensation:  Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officers or employee, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.

Section 6.  Resignations:  Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless such time is fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

Section 7.  Directors Held Harmless:  Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit. Notwithstanding any of the foregoing, the directors reserve the right to adopt separate indemnification agreements for each officer and/or director which will not be construed to supersede any of the foregoing.

ARTICLE X

ANNUAL STATEMENT

Section 1.  The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

ARTICLE XI

AMENDMENTS

Section 1.  These Bylaws may be amended or repealed by the unanimous vote of all directors.

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

VOICESTREAM PCS I IOWA CORPORATION

The undersigned, being all of the directors of VoiceStream PCS I Iowa Corporation, a Delaware corporation (the “Corporation”), do hereby consent to the following actions and adopt the following resolutions pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

RESOLVED, that it is in the best interests of the Corporation to amend Article IV, Section 1, General, of the Corporation’s Bylaws to provide for a minimum of one director; and

FURTHER RESOLVED, that Article IV, Section 1, General, shall be amended in its entirety to read as follows:

Section 1.  General.  The business and affairs of this corporation shall be managed by its Board of Directors and shall consist of at least one (1) director, the number thereof to be determined from time to time by resolution of the Board. The directors do not need to be residents of this state or stockholders of the corporation. They shall be elected by the stockholders at the annual meeting of  stockholders of the corporation, and each director shall be elected for the term of one (1) year, and until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal.

DATED February   1    , 2011.

VOICESTREAM PCS I IOWA CORPORATION

By	/s/ David A. Miller
David A. Miller, Director

By	/s/ Brian Kirkpatrick
Brian Kirkpatrick, Director